PORTIONS OF THE FOLLOWING DOCUMENT HAVE DELETED
   DUE TO THE CONFIDENTIAL NATURE OF THE INFORMATION CONTAINED
       THEREIN.  SUCH DELETIONS ARE INDICATED AS FOLLOWS:
           (CONFIDENTIAL TREATMENT HAS BEEN REQUESTED)

           THE CONFIDENTIAL INFORMATION HAS BEEN FILED
                 SEPARATELY WITH THE COMMISSION



                                                    EXHIBIT 10-58

             LICENSE AND RESEARCH SUPPORT AGREEMENT


          AGREEMENT made as of the 16th day of  April, 1996 by

and between MEDIMMUNE, INC. ("LICENSEE"), a corporation organized

and existing under   the laws of the State of Delaware, having an

office at 35 West Watkins Mill Road, Gaithersburg, Maryland

20878, and THE ROCKEFELLER UNIVERSITY ("ROCKEFELLER") a nonprofit education corporation organized and existing under the laws of the State of New York, having an office at 1230 York Avenue, New

York, New York  10021.

                       W I T N E S E T H:

          WHEREAS, ROCKEFELLER scientists have developed valuable

technology and know-how related to methods and compositions

for preventing and treating pneumococcal disease, which

technology is described and/or otherwise identified in this

Agreement and its attachments;

          WHEREAS, ROCKEFELLER wishes to conduct a program of

continuing research in connection with such technology and is willing to grant a license for a fair and reasonable remuneration to the sponsor of such research, such license to cover both the existing technology which is the initial subject matter of this

Agreement and to include an option to expand such license to include any new inventions or improvements developed in the

course of such continuing research sponsored by the LICENSEE pursuant to the provisions of this Agreement; and

          WHEREAS, LICENSEE wishes to obtain such license and

option rights and to sponsor the research program proposed by

Rockefeller, all in the manner and subject to the term,

conditions and understandings described herein;

          NOW, THEREFORE, the Parties hereto agree as follows:

          1.   DEFINITIONS

              The following terms will have the meanings assigned

to them below when used in this Agreement.

          1.1  "PARTY" shall mean either LICENSEE or ROCKEFELLER

and "PARTIES" shall mean both COMPANY  and LICENSEE.

          l.2  "LICENSED PATENT RIGHTS" shall mean

               (a)  all patent application(s) concerning the

subject matter of this Agreement which are listed on Exhibit "A"

attached hereto and all patents which may issue thereon;

               (b)  any patent and patent application covering

any New Invention(s) defined below as to which the LICENSEE shall have exercised its option rights provided for in Paragraphs 2.5 and 4.2  of this Agreement; and

               (c)  all patent applications which are divisions,

continuations, continuations-in-part, reissues, renewals, foreign counterparts, extensions or additions of the patents and

applications described in (a) and (b) hereof, and all patents which may issue thereon.

          1.3  "NEW INVENTION(S)" shall mean all invention(s)

made in the course of the Research Project, which inventions(s)

are made by ROCKEFELLER faculty members, employees, agents or others working under ROCKEFELLER'S control, whether patentable or not.

          1.4  "TECHNICAL INFORMATION" shall mean the technical

data, information, materials and know-how owned by ROCKEFELLER and existing in a tangible form, at the date of this Agreement arising from the laboratories of DRS. ELAINE TUOMANEN and/or

ROBERT MASURE at Rockefeller as set forth in Exhibit "A" or

developed in the course of the RESEARCH PROJECT sponsored by

LICENSEE hereunder, and which is needed in the practice of

LICENSED PATENT RIGHTS.

          1.5  "RESEARCH PROJECT" shall mean the program of

research to be conducted by DRS. ELAINE TUOMANEN and ROBERT

MASURE referred to in Paragraph 2 of this Agreement and described in further detail in Exhibit "B" attached hereto or in any

amendment thereof that may be agreed to by the Parties, and which is sponsored by LICENSEE pursuant to the provisions of this

Agreement.

          1.6   "BUDGET" shall mean the budget for the RESEARCH

PROJECT provided for in Paragraph 2.2 of this Agreement.

          1.7  "TERRITORY" shall mean the entire world.

          1.8  "PRODUCTS" shall mean any and all Products, the

manufacture, use or sale which is or later becomes covered by a valid claim of LICENSED PATENT RIGHTS.

          1.9  "NET SALES" shall mean all gross revenues

recognized in accordance with generally accepted accounting

principles from the sale of PRODUCTS by LICENSEE or any

sublicensee of LICENSEE, less only returns and allowances

actually paid or allowed, including, but not limited to, prompt payment and volume discounts, charge-backs from wholesalers and other allowances granted to customers or wholesalers of the

PRODUCT, whether in cash or trade, freight packing, insurance,

rebates, and sales and other taxes based on sales prices when deducted from the gross amount actually received by the selling company, but not including taxes when assessed on income or gross receipts derived from such sales.

          1.10 "EFFECTIVE DATE" shall mean the date on which this

Agreement has been executed by both PARTIES.

          1.11  "VALID CLAIMS" shall mean a claim of an issued

patent which has not lapsed or become abandoned or been declared invalid or unenforceable by a court of competent jurisdiction or an administrative agency from which no appeal can be or is taken.

          1.12  The term "AFFILIATE" as applied to LICENSEE shall

mean any company or other legal entity other than LICENSEE in whatever country organized, controlling or controlled by

LICENSEE.  The term "control" means possession, of the power to direct or cause the direction of the management and policies whether through the ownership of voting securities, by contract or otherwise.

          2.   RESEARCH PROJECT

          2.1  The RESEARCH PROJECT consists of a program of

research described in Exhibit "B" to be conducted by DRS. ELAINE

TUOMANEN and ROBERT MASURE and their colleague scientists at

ROCKEFELLER.  The RESEARCH PROJECT may be modified by written agreement of the PARTIES.  The PARTIES agree to cooperate with each other to the extent that they are reasonably able to do so in providing access to needed gene sequences of S. pneumoniae as soon as they become available to LICENSEE, needed reagents and similar materials as well as in the continuing review, redesign and/or redirection of the RESEARCH PROJECT, and will keep each other currently advised of the progress and results thereof

during the period of sponsored research.  The RESEARCH PROJECT is initially envisioned to be carried out over a three-year period.

The PARTIES contemplate its renewal for an additional two-year period but only by mutual written consent.

               2.2       LICENSEE agrees to provide funding to

ROCKEFELLER for the RESEARCH PROJECT in accordance with the

following BUDGET:

               Funding for the RESEARCH PROJECT shall be payable

by LICENSEE to ROCKEFELLER quarterly in advance, in the amount of

(CONFIDENTIAL TREATMENT HAS BEEN REQUESTED) per year for each of the three (3) years initially contracted for (which annual amount includes overhead), with the direct cost to increase

(CONFIDENTIAL TREATMENT HAS BEEN REQUESTED)each year (i.e.,

second year and beyond).

          2.3  DRS. ELAINE TUOMANEN and ROBERT MASURE will be the

Principal Investigators of the RESEARCH PROJECT and shall have full and complete control over the conduct and direction thereof.

In the event that DRS. ELAINE TUOMANEN and ROBERT MASURE should leave ROCKEFELLER, or be unable or unwilling, for any reason, to continue with the RESEARCH PROJECT before its completion,

ROCKEFELLER may propose one or more new Principal Investigators for LICENSEE'S consideration.  If LICENSEE does not wish to

continue the RESEARCH PROJECT under such circumstances, it may terminate its commitment for further research support, subject only to payment of any pro rated amount of the BUDGET that may be due up to the date of DRS. ELAINE TUOMANEN and ROBERT MASURE'S cessation of involvement in the RESEARCH PROJECT.

          2.4  The Principal Investigator or another RESEARCH

PROJECT Investigator designated by the Principal Investigator will supply LICENSEE with a reasonably detailed written report periodically as agreed between the Principal Investigators and the LICENSEE during the term of the sponsored RESEARCH PROJECT.

Subject only to their terms of Paragraphs 2.6 and 2.7 herein,

LICENSEE shall have the unrestricted right to use all results and data from the RESEARCH PROJECT for any purpose and in its

internal research programs or in required governmental reports,

without prior written approval of ROCKEFELLER.

          2.5  ROCKEFELLER agrees that any NEW INVENTIONS made in

the course of the RESEARCH PROJECT shall be promptly disclosed by

ROCKEFELLER to LICENSEE, and the LICENSEE shall have the option to acquire an exclusive license to such NEW INVENTIONS, in the manner set forth in Paragraph 4.2 below.

          2.6  ROCKEFELLER and LICENSEE recognize the traditional

freedom of all scientists to publish and present promptly the results of the RESEARCH PROJECT.  ROCKEFELLER and LICENSEE also recognize that exclusive patent rights can be jeopardized by public disclosure prior to the filing of suitable patent

applications.  Therefore, ROCKEFELLER agrees that each proposed publication, before submission to a publisher, will be submitted to LICENSEE for review in connection with preservation of

exclusive patent rights.  COMPANY shall have thirty (30) days in which to review each publication, which may be extended for an additional thirty (30) days when LICENSEE provides substantial and reasonable need for such extension.  By mutual agreement,

this period may be further extended for not more than an

additional three (3) months.  When requested by ROCKEFELLER in advance, LICENSEE, at its discretion, may allow for simultaneous submission of the publication to the publisher.  Any publication by LICENSEE personnel will also be subject to similar pre-review by ROCKEFELLER before publication.  Scientists at both

ROCKEFELLER and LICENSEE will be expected to treat matters of authorship in a proper collaborative spirit, giving credit where it is due and proceeding in a manner which fosters cooperation and communication, but will not to do anything in this regard which will jeopardize the issuance of a valid patent.

          2.7     ROCKEFELLER and LICENSEE agree to hold in

confidence all information received from the providing party which is identified as confidential or proprietary information,

and agree not to disclose it to any third party or use it for any purpose except as provided herein.  The foregoing restrictions on use and disclosure shall not apply to any such information which:

               (a)  is or later becomes generally available to

the public by use, publication or the like, through no fault of the other PARTY; or

               (b)  is obtained from a third party who had the

legal right to disclose the same to the PARTY; or

               (c)  the PARTY already possesses, as evidenced by

its written records, predating receipt thereof from the other

PARTY; and

such restrictions shall survive termination of this Agreement.

          Notwithstanding the foregoing, LICENSEE shall have the

right to disclose Confidential Information of ROCKEFELLER to a third party who undertakes an obligation of confidentiality and non-use with respect to such information, at least as restrictive as LICENSEE'S obligation under this Section.

          2.8   During the period which Licensee is funding the

RESEARCH PROJECT under this Agreement, the Principal Investigator may not seek or accept funding from a commercial sponsor using any information or materials developed or expected to be

developed in the RESEARCH PROJECT.

          2.9   (a)  During the period in which LICENSEE holds a

license, ROCKEFELLER and Principal Investigator shall not,

without LICENSEE'S prior written approval, distribute or

knowingly allow Materials developed in the RESEARCH PROJECT

("Materials") to be distributed to for-profit entities or persons known to be employed thereby or consulting or performing research therefor other than under a license permitted under this

Agreement.

                (b)  ROCKEFELLER and Principal Investigator shall

have the right to transfer Materials to not-for-profit entities or persons known to be affiliated therewith provided that such entities or persons sign the Material Transfer Agreement set forth as Exhibit "C".

          3.   PATENTS

          3.1  Prior Patent Expenses:  Within five (5) business

days following the execution of this Agreement, LICENSEE shall reimburse ROCKEFELLER for all unreimbursed out-of-pocket amounts expended by ROCKEFELLER, prior to the date hereof for the

preparation, filing, prosecution and maintenance of LICENSED

PATENT RIGHTS being licensed to LICENSEE pursuant to Paragraph

4.1 of this Agreement, said amount being(CONFIDENTIAL TREATMENT

HAS BEEN REQUESTED).

          3.2  LICENSEE shall promptly decide whether or not it

wishes ROCKEFELLER to file U.S. and/or foreign patent

applications on any NEW INVENTION which may be patentable.

ROCKEFELLER shall select qualified independent patent counsel to file and prosecute any such NEW INVENTION applications, including divisionals, continuations, continuations-in-part, reissues, and corresponding foreign applications.  LICENSEE shall bear the reasonable cost of filing, prosecution, and maintenance of each such NEW INVENTION application to which LICENSEE has exercised its option provided in Paragraphs 2.5 and 4 hereof.

          3.3 ROCKEFELLER shall arrange for LICENSEE

representatives to meet with patent counsel at a reasonable

time(s) and place(s).  Upon request, ROCKEFELLER shall promptly deliver to LICENSEE copies of any patentability search reports made by patent counsel including any patents located, a copy of each Project Patent application, and a copy of each Project

Patent that issues thereon.

          3.4   LICENSEE shall promptly advise ROCKEFELLER of any

decision not to continue to finance the filing, prosecution, or maintenance of any LICENSED PATENT RIGHTS in adequate time to allow ROCKEFELLER, at its own cost, to effectuate such filing,

prosecution, or maintenance if it so desires; and shall, at the request of Rockefeller, take whatever steps may be necessary to return to ROCKEFELLER all rights which LICENSEE may have thereto.

Nothing herein is intended or shall be construed as obligating

ROCKEFELLER to apply for any U.S. or foreign patent at its own expense, or to defend, enforce, or support any LICENSED PATENT

RIGHTS against any third party.

          4.   LICENSE

          4.1  ROCKEFELLER grants to LICENSEE, an exclusive

license, including the right to grant sublicenses, under LICENSED

PATENT RIGHTS and TECHNICAL INFORMATION, for the full term of any patent issuing thereon, said exclusive license being a license to

make,   have made, use and sell PRODUCTS in any country of the

TERRITORY, except to the extent that ROCKEFELLER'S right to do so may be subject to the provisions of

                    35 United States, Section 20l et seq.,
                    and regulations and rules promulgated
                    thereunder and any agreements implementing the provisions of such Federal Laws and regulations and rules,

none of which prevent the grant of the license herein described.

          4.2  ROCKEFELLER grants to LICENSEE the exclusive right

and option to add to the exclusive license granted in Paragraph

4.1, any NEW INVENTIONS.  LICENSEE may exercise such option by notice in writing to ROCKEFELLER, at any time within three (3)

months of receipt by LICENSEE of a written invention disclosure,

which may be extended by an additional three (3) months when

LICENSEE provides a reasonable basis for such extension.  In the event that LICENSEE does not exercise such right and option with respect to a particular NEW INVENTION within the period

specified, ROCKEFELLER shall be free to license such New

Invention to a third party or parties.

          4.3   LICENSEE'S license shall continue until the last

to expire LICENSED PATENT RIGHT, after which LICENSEE shall have a fully paid up, non-cancelable license.

          Nothing herein is intended or shall be construed as

obligating ROCKEFELLER to file or maintain any U.S. or foreign patents at its own expense, or to defend, enforce, or support any patent or patent applications which may be included in LICENSED

PATENT RIGHTS to which it has granted license right to LICENSEE;

provided, however, that ROCKEFELLER will cooperate with LICENSEE in its activity in applying for U.S. or foreign patents or in the defense or enforcement of LICENSED PATENT RIGHTS.

          Nothing herein is intended or shall be construed as

obligating LICENSEE to maintain its license with respect to any patent or application licensed hereunder and to finance the

preparation, filing, prosecution or maintenance of any patent application in any country or jurisdiction in which it believes it is not in the best business interest of LICENSEE to do so.

          4.5  LICENSEE, or any Affiliate or Sublicensee of

LICENSEE, shall have the right but not the obligation to

institute patent infringement proceedings against third parties based on any LICENSED PATENT RIGHTS licensed hereunder.

ROCKEFELLER agrees to give Notice to LICENSEE promptly, in

writing, of each infringement of LICENSED PATENT RIGHTS of which

ROCKEFELLER is or becomes aware during the term of this

Agreement.  If LICENSEE does not institute infringement

proceedings against such third parties, ROCKEFELLER shall have the right, but not the obligation, to institute such proceedings within thirty (30) days of Notice of its intention to commence such proceedings given to LICENSEE, in writing, and provided that

LICENSEE does not, within such thirty (30) day period, institute its own proceedings.  The expenses of such proceedings, including lawyers' fees, shall be borne by the PARTY instituting suit.  The

PARTY instituting suit shall have the right to select counsel to conduct the suit.  Each PARTY shall execute all necessary and proper documents and take all other appropriate action, including but not limited to being named as a participating party, to allow the other PARTY to institute and prosecute such proceedings.  Any award paid by third parties as a result of such proceedings

(whether by way of settlement or otherwise) shall first be

applied toward reimbursement for the legal fees and expenses incurred, and the excess, if any, shall be shared on a pro rata basis based on the expenses incurred by each PARTY.

          5.   ROYALTIES AND OTHER LICENSE CONSIDERATION

          5.1  As further consideration for the license grant

provided in Paragraph 2.1, Licensee agrees to pay ROCKEFELLER the following amounts in the nature of royalties:

                  (a)  Initial License Fee:  A one-

                   time non-refundable payment of (CONFIDENTIAL

                   TREATMENT HAS BEEN REQUESTED) shall be due

                   and payable upon the execution of this

                   Agreement

                   (b)  Royalties on Net Sales of

                    Products, as follows:

                         (i)  For NET SALES of

                         PRODUCTS up (CONFIDENTIAL TREATMENT HAS

                         BEEN REQUESTED) in any calendar year a

                         royalty at the rate  of (CONFIDENTIAL

                         TREATMENT HAS BEEN REQUESTED) of NET

                         SALES; and

                         (ii)  For NET SALES of

                         PRODUCTS in excess thereof, a royalty

                         at the rate of (CONFIDENTIAL TREATMENT

                         HAS BEEN REQUESTED) of NET SALES

               The obligation to pay royalties hereunder is

imposed only once with respect to the sale, lease or disposition of PRODUCTS regardless of the number of Valid Claims which cover such PRODUCTS.  Additionally, there shall be no obligation to pay royalties on the sale, lease or disposition of PRODUCTS by

LICENSEE to its AFFILIATES or sublicensees for resale, but in such instances, the obligation to pay royalties shall arise upon the sale by  its LICENSEES, AFFILIATES or sublicensees to

unrelated third parties.

              In the event that LICENSEE is required to pay

royalties to a third party(s) for a PRODUCT covered by claims of the license herein granted, (CONFIDENTIAL TREATMENT HAS BEEN

REQUESTED) of such royalties payable to such third party(s) will be creditable against royalties owed to ROCKEFELLER hereunder.

In no event, however, will ROCKEFELLER'S royalty be reduced by more than (CONFIDENTIAL TREATMENT HAS BEEN REQUESTED) of that provided hereunder.

               (c)  Milestone payments as follows:

                    (i) (CONFIDENTIAL

                       TREATMENT HAS BEEN REQUESTED) payable

                       within sixty (60 days of the first

                       approved submission of an IND in any

                       country of the TERRITORY on a PRODUCT,

                       (ii) (CONFIDENTIAL

                       TREATMENT HAS BEEN REQUESTED) payable

                       within sixty 60 days of the start of the

                       first Phase III clinical trial in any

                       country of the TERRITORY,

                       (iii) (CONFIDENTIAL

                       TREATMENT HAS BEEN REQUESTED) payable

                       within sixty (60) days of the first FDA

                       approval or its equivalent in any country

                       of the TERRITORY on a PRODUCT.

          5.2  Upon commencement of NET SALES of PRODUCTS which

generate a royalty to the ROCKEFELLER pursuant to this Agreement,

LICENSEE shall, within sixty (60) days of the close of the

calendar quarter in which such Net Sales begin, make quarterly reports to the ROCKEFELLER indicating the total NET SALES of

PRODUCTS in the quarter and the calculation of royalties due thereon.  Any royalty then due and payable shall be included with such report.

               LICENSEE'S records shall be open to inspection by

the ROCKEFELLER or a certified public accountant designated by the ROCKEFELLER, at reasonable times, and from time to time (but no more than once each calendar year), for the sole purpose of verifying the accuracy of the reports and the royalty payments.

ROCKEFELLER shall bear the costs of such inspection unless the inspection establishes an error in the ROCKEFELLER'S favor of

(CONFIDENTIAL TREATMENT HAS BEEN REQUESTED) or more of the amount payable for the period of inspection.

          5.3  LICENSEE agrees to provide to ROCKEFELLER

periodically, but no more frequently than annually, which

progress in research and development involving the LICENSED

TECHNOLOGY and regulatory approvals, manufacturing and

sublicensing information.

          6.   PUBLICITY

               LICENSEE will not use ROCKEFELLER'S name or the

name of any member of its faculty or its staff for any public,

commercial or advertising purposes without the prior written approval of the ROCKEFELLER and faculty or staff member involved;

provided, however, that it is expressly agreed that LICENSEE may reveal or identity  ROCKEFELLER or any member of its faculty or staff as the inventor, source or origin of any Technology,

TECHNICAL INFORMATION or any PRODUCT or process for its own

internal records or in any disclosures or filings required by governmental law or regulation.

          7.   PRODUCT LIABILITY

               (a)  LICENSEE agrees to indemnify and hold

harmless ROCKEFELLER and its trustees, officers, agents, faculty,

employees, and students from any and all liability arising from injury or damage to person or property resulting directly or indirectly from LICENSEE'S use, manufacture, or sale of any

PRODUCT covered by any Licensed Patent Rights or Technical

Information.  LICENSEE further agrees to obtain and maintain in force product liability and comprehensive general liability

insurance against any claims or expenses for which it is

obligated to indemnify as provided above in amounts not less than

(CONFIDENTIAL TREATMENT HAS BEEN REQUESTED) per incident and

(CONFIDENTIAL TREATMENT HAS BEEN REQUESTED) annual aggregate.

The policies representing such insurance shall specify

ROCKEFELLER as named insured.

               (b)  LICENSEE'S indemnification under (a) shall

not apply to any liability, damage, loss or expense to the extent that it is directly attributable to the negligent activities or intentional misconduct of the Indemnitees.

               (c)  LICENSEE shall have the right to control the

defense, settlement or compromise of any such action.

               (d)  ROCKEFELLER shall promptly give the LICENSEE

Notice of any claim asserted or threatened on the basis of which the Party giving such Notice intends to seek indemnification from

LICENSEE as herein provided and shall fully cooperate with all reasonable requests of LICENSEE in the respect thereto.

          8.   TERMINATION

          8.1  The licenses herein granted shall continue for the

full term of any patents licensed hereunder as the same or the effectiveness thereof may be extended by any governmental

authority, rule or regulation applicable thereto.

          8.2  Either PARTY may terminate this Agreement in the

event of a material breach by the other PARTY, provided only that the breaching PARTY is given Notice of the breach and a

reasonable time, not to exceed thirty (30) days, in which to cure such breach, excepting, however, that the failure of LICENSEE to meet any payment of laboratory support  provided for in Paragraph

2 hereof (or for any further term that may be agreed upon by the

Parties) shall be deemed a material breach for which LICENSEE shall have but ten (10) days to cure or automatically forfeit all license rights hereunder and remain liable for damages for breach of contract.

          8.3  ROCKEFELLER agrees that in the event this

Agreement and/or the rights and licenses granted under this

Agreement to LICENSEE are terminated, any sublicense granted under this Agreement, which provides for royalty rates payable to

ROCKEFELLER at least equal to those provided for in Paragraph

5.1(b), shall remain in full force and effect as a direct license between ROCKEFELLER and the sublicensee under the terms and

conditions of the sublicense agreement, subject to the

sublicensee agreeing to be bound to ROCKEFELLER under such terms and conditions within thirty (30) days after ROCKEFELLER provides written notice to the sublicensee of the termination of

LICENSEE'S rights and licenses under this Agreement.  At the request of LICENSEE, ROCKEFELLER will acknowledge to a

sublicensee, ROCKEFELLER'S obligations to the sublicensee under this Agreement.

          9.   TIMES AND CURRENCIES OF PAYMENT

          9.1  Royalty payments shall be made in United States

Dollars or, if sales are made in the currency of other countries,

royalties shall be calculated in the currency of such other

country and be converted into United States Dollars using the applicable exchange rate published in The Wall Street Journal on the last day of the applicable reporting period.

          9.2  If at any time, legal restrictions prevent the

prompt remittance of part or all royalties by Licensee with

respect to any country where a PRODUCT is sold, LICENSEE shall have the right and option to make such payment by depositing the amount in local currency to ROCKEFELLER'S account in a bank or other depository in such country.

          10.   NOTICES

          Any Notice required to be given pursuant to this

Agreement shall be made by personal delivery or, if by mail, then by registered or certified mail, return receipt requested, with postage and fees prepaid, by one PARTY to the other PARTY at the addresses noted below, or to such other address as such PARTY may designate in writing from time to time to the other PARTY.


           In the case of the LICENSEE, Notice should be sent to:

                    MedImmune, Inc.
                    35 West Watkins Mill Road
                    Gaithersburg, Maryland  20878
                    Attention: CEO

           In the case of ROCKEFELLER, Notice should be sent to:

                    The Rockefeller University
                    1230 York Avenue
                    New York, New York  10021
                    Attention:  Office of the General Counsel

          11.  ASSIGNMENT; SUCCESSORS

          This Agreement shall not be assignable by either of the

parties without the prior written consent of the other party

(which consent shall not be unreasonably withheld), except that

LICENSEE without the consent of ROCKEFELLER may assign this

Agreement to an AFFILIATE or to a successor in interest or

transferee of all or substantially all of the portion of the business to which this Agreement relates.

          11.2  Subject to the limitations on assignment herein,

this Agreement shall be binding upon and inure to the benefit of said successors in interest and assigns of LICENSEE and

ROCKEFELLER.  Any such successor or assignee of a party's

interest shall expressly assume in writing the performance of all the terms and conditions of this Agreement to be performed by said party and such Assignment shall not relieve the Assignor of any of its obligations under this Agreement.

          12.  GOVERNING LAW

          This Agreement shall be governed by and construed in

accordance with the laws of the State of New York, without regard to choice of law principles.

          13.  FURTHER ACTION

               At any time and from time to time, each PARTY

agrees, without further consideration, to take such actions and to execute and deliver such documents as may be reasonable

necessary to effectuate the purposes of this Agreement.

          14.  SEVERABILITY

          If any provision of this Agreement is invalid, illegal,

or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

          15.  COUNTERPARTS

          This Agreement may be executed in any number of

counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          16.  FORCE MAJEURE

          The PARTIES shall not be liable in any manner for

failure or delay in fulfillment of all or part of this Agreement,

directly or indirectly caused by acts of God, governmental order or restrictions, war, war-like condition, revolution, riot,

looting, strike, lockout, fire, flood or other similar or

dissimilar causes or circumstances beyond the non-performing

PARTY'S control.  The non-performing PARTY shall promptly notify the other PARTY of the cause or circumstance and shall recommend its performance of its obligations as soon as practicable after the cause or circumstance ceases.

          17.  ENTIRE UNDERSTANDING

          This Agreement, together with the Exhibits hereto and

the concurrently executed Agreement constitute the entire

agreement between the PARTIES with respect to the subject matter hereof, supersedes all prior understanding and agreement by the

PARTIES with respect to the subject matter hereof and may be modified only by written instrument duly executed by each PARTY.

          IN WITNESS WHEREOF, the parties have caused this

Agreement to be duly executed as of the day and year first above written.



                         MEDIMMUNE, INC.

                         By:  David M. Mott
                              President

                         THE ROCKEFELLER UNIVERSITY

                         By:  William H. Griesar
                              Vice President and General Counsel






                           EXHIBIT A



                Patent, Patent Applications and

                      KNOW-HOW TECHNOLOGY



                           EXHIBIT A-1

          TITLE                   INVENTORS            SERIAL NO.


(CONFIDENTIAL TREATMENT HAS BEEN REQUESTED)

BACTERIAL EXPORTED          H. Robert Masure,      PCT/94/09942
PROTEINS AND ACELLULAR      Barbara J. Pearce and  (EP,AU,CA,FI,JP,NO,
VACCINES BASED THEREON      Elaine Tuomanen        NZ, US)

(CONFIDENTIAL TREATMENT HAS BEEN REQUESTED)

(CONFIDENTIAL TREATMENT HAS BEEN REQUESTED)

(CONFIDENTIAL TREATMENT HAS BEEN REQUESTED)

(CONFIDENTIAL TREATMENT HAS BEEN REQUESTED)







                           EXHIBIT A-2



          TITLE                   INVENTORS            SERIAL NO.

(CONFIDENTIAL TREATMENT HAS BEEN REQUESTED)







                           EXHIBIT A-3

     Pneumococcal genes of importance to disease and drug

discovery



(CONFIDENTIAL TREATMENT HAS BEEN REQUESTED)







                            EXHIBIT B


RESEARCH PROGRAM


(CONFIDENTIAL TREATMENT HAS BEEN REQUESTED)




                            EXHIBIT C

                   MATERIAL TRANSFER AGREEMENT


     THIS MATERIAL TRANSFER AGREEMENT ("Agreement") is entered into by and between The Rockefeller University, 1230 York Avenue,
New York, New York 10021-6399 ("ROCKEFELLER") ________________
("Institution").

     Whereas, Rockefeller and MedImmune, Inc. ("MI") have entered into a License Agreement dated April __, 1996 under which ROCKEFELLER has exclusively licensed to MI rights in Materials
(defined below) and technology based on Materials;

     Whereas, Rockefeller is willing to provide to you
Rockefeller's proprietary ________________ and mutually agreed additional materials (collectively "Material") in accordance with the following terms:

Research Program. Institution shall undertake a research program ("Research Program") as described in Appendix A. Institution agrees that the Research Program shall be conducted by or under the direct supervision of ______________ ("Investigator"). The Research Program may be modified, upon mutual written agreement of Rockefeller and Institution.

Reports. Institution shall furnish Rockefeller with a final written report summarizing the results of the Research Program within thirty (30) days of completion of the Research Program or termination of this Agreement. The final report will be sent to the person at Rockefeller who sent the Material or a designee thereof at Rockefeller. Rockefeller and MI shall have the unrestricted right to utilize all data and information developed under the Research Program in internal research.

Research Materials. In consideration of the services provided by institution and the rights obtained by Rockefeller and MI under this Agreement, Rockefeller shall provide Investigator with mutually agreed upon quantity of the Material. The Materials and all other materials arising out of the conduct of the Research Program ("Program Materials") shall be used for the sole purpose of conducting the Research Program. Any Material or Program Materials remaining upon conclusion of this Agreement shall be returned to Rockefeller or at Rockefeller's option, destroyed, within thirty (30) days following completion of the Research Program or termination this agreement, or upon request of Rockefeller prior to the completion of the Research Program. Institution shall not provide either Materials or Program Materials to any third party without the prior written approval of Rockefeller.

Confidentiality. For the term of this Agreement, and any subsequent extension, and for a period of five (5) years thereafter, Institution will not use, except as necessary for purposes of the Research Program, or disclose or provide to any third party without the prior written consent of Rockefeller any Confidential Information. For purposes of this Agreement, "Confidential Information" means all information, reagents, procedures, results, conclusions, and the like which are disclosed or provided to Institution by Rockefeller in connection with the Research Program. Institution shall have no obligation with respect to any portion of such Confidential Information which:

     (a) is or later becomes generally available to the public by use, publication or the like, through no fault of Institution; or
     (b) is obtained from a third party who had the legal right to disclose the same to Institution; or
     (c) Institution already possesses, as evidenced by its written records, predating receipt thereof from Rockefeller; or
     (d) was information that Institution believes in good faith is required to be disclosed to comply with any applicable law, regulation or order of a government authority or court of competent jurisdiction, in which event Institution shall use all reasonable efforts to advise Rockefeller in advance of the need for such disclosure.

Publications. Institution shall submit all scientific articles, manuscripts, abstracts, and posters or summaries of any oral presentations relating to the Research Program to Rockefeller thirty (30) days prior to submission for publication or presentation. Rockefeller shall have thirty (30) days to review and comment on each proposed presentation or publication. Institution shall delete any Confidential Information and postpone publication or presentation for up to forty-five (45) days upon request by Rockefeller in order to allow appropriate patent applications to be filed. These periods can be extended by mutual agreement of the parties.

Intellectual Property. Any inventions or discoveries made in performance of the Research Program solely by Investigator and/or any other personnel affiliated with institution ("Sole Inventions"), will belong to Institution. Institution shall have the right to obtain patent protection for Sole Inventions, at its expense. Any inventions or discoveries made in performance of the Research Program jointly by Investigator and/or other personnel affiliated with Institution and by Rockefeller's employees or affiliated personnel (collectively, "Joint Inventions"), shall belong jointly to Institution and Rockefeller. Rockefeller shall have the right to obtain patent protection for any Joint Inventions involving Rockefeller personnel, at its expense, unless otherwise agreed upon by Rockefeller. Institution shall promptly notify Rockefeller of all inventions and discoveries developed as a result of the Research Program.

Rockefeller and MI shall have an exclusive option for the term of this Agreement and one (1) year thereafter to obtain an exclusive worldwide license, with the right to sublicense, for any such patent application, or patent issued thereon, filed for Sole Inventions and/or for Institution's interest in Joint Inventions. The license shall be negotiated in good faith by the parties and provide for appropriate compensation to Institution. In the event the parties fail to reach a mutually acceptable licensing arrangement within one hundred eighty (180) days after commencing negotiations, Institution shall grant to MI a royalty-free non-exclusive license under any Sole Invention and thereafter Institution shall be entitled to negotiate in good faith with a third party for a license to any patent application or patent on Sole Inventions or Institution rights in Joint Inventions.

Warranty. Institution warrants that it is permitted to enter into this Agreement and that this Agreement is not inconsistent with other contractual arrangements of Institution.

Term.  The term of this Agreement shall be for a period of one
(1) year from the date of execution of this Agreement, unless extended by written agreement between the parties. Any rights or obligations set forth herein which of their nature are intended to extend beyond the termination of this Agreement including but not limited to the confidentiality and option provisions, shall survive any such termination.

Indemnification. Institution agrees to indemnity, defend, and hold Rockefeller harmless from any liability (including attorney's fees) resulting from any claim or demand arising from use of the Material by Institution.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their respective duly authorized officers or representatives on the respective dates indicated below.

Institution                        Rockefeller University

BY:____________________            By:____________________
Title:_________________            Title:_________________
Date:__________________            Date:__________________


                                   AGREED:
                                   Investigator


                                   BY:_____________________
                                   Title:__________________
                                   Date:___________________



1. Consultant is a member of the faculty of The Rockefeller University and heads a major laboratory there engaged in ongoing programs of scientific research. Nothing herein is intended or shall be construed as granting to the Company any rights or licenses to any inventions, developments or scientific data or technology arising out of research at The Rockefeller University.

2. If and to the extent Dr. Tuomanen completes the partial sequence information, while acting as a consultant under this contract, any technology describing the complete sequence and deemed under United States Patent law as belonging at least in part to The Rockefeller University shall be deemed a New Invention as that term is defined in the Research and License Agreement between The Rockefeller University and MedImmune, Inc. dated 4/16/96 and be subject to those option rights described in Paragraph 4.2 of such Agreement.